SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 6, 2006

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 6, 2006, the Board of Directors (the “Board of Directors”) of Adolor Corporation (the “Company”) set the specific 2006 corporate objectives for the Company. Performance against the objectives will be used to determine the amount of any cash bonuses that may be paid to the Company’s employees, including each of the Company’s executive officers, for 2006. The Compensation Committee of the Board of Directors designated for each executive officer a bonus target amount, which was a percentage of the individual’s base salary, including a specific target for Dr. Jackson of 50% upon approval of Entereg® in the United States. The specific corporate objectives include securing certain regulatory approvals and generating sales of product, advancing product candidates through development, building the Company’s product portfolio and other operating targets, which the Company does not publish because doing so would disclose confidential business information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

By:	/S / MARTHA E. MANNING
Name:	Martha E. Manning
Title:	Senior Vice President, General Counsel and Secretary

Dated: January 12, 2006